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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of West TeleServices Corporation and subsidiaries on Form S-3 of our reports dated February 1, 2000 included in the Annual Report on Form 10-K of West TeleServices Corporation and subsidiaries for the year ended December 31, 1999, and to the use of our report dated February 1, 2000, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP

Omaha, Nebraska

April 27, 2000